UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2017

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma		73107
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Board Representation and Standstill Agreement

On October 26, 2017, LSB Industries, Inc., a Delaware corporation (“LSB” or the “Company”), entered into an amendment (the “Amendment”) to the Board Representation and Standstill Agreement, dated December 4, 2015 (the “Board Representation and Standstill Agreement”) with LSB Funding LLC (the “Purchaser”), Security Benefit Corporation, Todd Boehly, Jack E Golsen, Steven J. Golsen, Barry H. Golsen, Linda Golsen Rappaport, Golsen Family LLC, SBL LLC and Golsen Petroleum Corp. The Board Representation and Standstill Agreement, as amended, provides that:

For so long as the board of directors of the Company (the “Board”) consists of nine (9) or fewer directors, until the first date on which the Purchaser and its affiliates, collectively, no longer beneficially own at least 10% of the common stock, par value $0.10, of the Company (the “Common Stock”) issuable upon exercise of the warrants issued in connection with that certain Securities Purchase Agreement, dated December 4, 2015, by and among the Company, the Purchaser and Security Benefit Corporation (the “Warrants”) (whether owned following exercise of the Warrants or as a right to acquire such Common Stock upon exercise of the Warrants) (the “Board Designation Termination Date”), the Purchaser shall be entitled to designate up to two (2) directors; provided, however, that, from and after the redemption in full of all of the Series E cumulative redeemable Class C preferred stock of the Company (the “Series E Preferred”) held by the Purchaser, so long as the Purchaser and its affiliates, collectively, continue to beneficially own at least 10% (but less than 25%) of the shares of the Common Stock issuable upon exercise of the Warrants (whether owned following exercise of the Warrants or as a right to acquire such shares of Common Stock upon exercise of the Warrants), the Purchaser shall only be entitled to designate one (1) director.

For so long as the Board consists of (10) or more directors, until the Board Designation Termination, the Purchaser will be entitled to designate three (3) directors. For so long as (i) the Purchaser and its affiliates, collectively, continue to beneficially own at least 25% of the shares of Common Stock issuable upon exercise of the Warrants (whether owned following exercise of the Warrants or as a right to acquire such shares of Common Stock upon exercise of the Warrants), the Purchaser shall only be entitled to designate up to two (2) directors and (ii) the Purchaser and its affiliates, collectively, continue to beneficially own at least 10% (but not greater than 24.99%) of the shares of Common Stock issuable upon exercise of the Warrants (whether owned following exercise of the Warrants or as a right to acquire such shares of Common Stock upon exercise of the Warrants), the Purchaser shall only be entitled to designate one (1) director.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated into this Item 3.03 by reference.

Item 5.02. Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On October 30, 2017, the Company issued a press release (the “Press Release”), announcing that Messrs. Jonathan S. Bobb and William F. Murdy resigned from the Board, effective as of October 26, 2017 (the “Resignation Date”). Messrs. Bobb’s and Murdy’s term on the Board was scheduled to expire in 2019 and 2020, respectively. Richard Roedel, who has served on the Board since April 2015 and as Chairman of the Audit Committee since September 2015, replaces Mr. Murdy as LSB’s Lead Independent Director. In notifying the Company of their decision to resign from the Board, Messrs. Bobb and Murdy indicated that their decisions were not due to a disagreement with the Company regarding its operations, policies, or practices. In connection with such resignations, the Board determined that the size of the Board would be reduced to nine (9) members.

In connection with Mr. Murdy’s resignation and retirement from the Board, the Company and Mr. Murdy entered into a resignation and release agreement on October 26, 2017 (the “Release Agreement”), pursuant to which, among other things, the Company has agreed to pay Mr. Murdy the following payments and benefits in exchange for Mr. Murdy’s execution of a release of claims in favor of the Company and its affiliates: (i) within 30 days following Mr. Murdy’s execution of the Release Agreement, (x) a lump sum cash payment equal to the $51,250, (y) subject to approval by the Board, a fully vested grant of shares of the Company’s Common Stock with a grant date fair market value equal to $31,250, subject to the conditions in the Release Agreement, and (z) full vesting of any outstanding and unvested equity awards granted to Mr. Murdy prior to the Resignation Date; and (ii) on January 15, 2018, subject to approval by the Board, a fully vested grant of shares of the Company’s Common Stock with a grant date fair market value equal to $82,500.

Additionally, as previously announced, Jack E. Golsen, founder and former Chief Executive Officer of LSB, will resign as the Company’s Executive Chairman effective December 31, 2017, but will remain a member of the Board. The Board has determined that Daniel D. Greenwell, LSB’s CEO since December 2015, will succeed Mr. Golsen as Board Chairman following such resignation.

The description of the Release Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Release Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference. The description of the Press Release contained herein does not purport to be complete and is qualified in its entirety by reference to the Press Release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No	Description

10.1	Amendment, dated October 26, 2017, to the Board Representation and Standstill Agreement by and between LSB Industries, Inc., LSB Funding LLC, Security Benefit Corporation, Todd Boehly, Jack E Golsen, Steven J. Golsen, Barry H. Golsen, Linda Golsen Rappaport, Golsen Family LLC, SBL LLC and Golsen Petroleum Corp, dated as of December 4, 2015.

10.2	Release Agreement, dated as of October 26, 2017, by and between William F. Murdy and the Company.

99.1	Press Release, dated as of October 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2017

LSB INDUSTRIES, INC.

By:	/s/ Mark T. Behrman
Name:	Mark T. Behrman
Title:	Executive Vice President of Finance and Chief Financial Officer